Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-1 (Nos. 333-223032 and 333-234438), Form S-3 (Nos. 333-207289, 333-205545, 333-214804, 333-230492, and 333-249267) and Form S-8 (Nos. 333-194977 and 333-248846) of SINTX Technologies, Inc. (the Company) of our report dated March 25, 2022, relating to our audit of the financial statements, which appears in this Annual Report on Form 10-K of SINTX Technologies, Inc. for the year ended December 31, 2021.

/s/ Tanner LLC

Lehi, UT
March 25, 2022